                                                                    EXHIBIT 12

                             WACHOVIA CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES




                                          Six Months  Year Ended December 31,
                                            Ended     -----------------------
                                        June 30, 1995          1994
                                        -------------       -----------
(A) Excluding interest on
  deposits:
Earnings:
  Income before income taxes.......      $  442,285         $  761,482
  Less capitalized interest........            (827)              (362)
  Fixed charges....................         372,148            512,717
                                         ----------         ----------
         Earnings as adjusted......      $  813,606         $1,273,837

Fixed charges:
  Interest on purchased and
    other short term borrowed
    funds..........................      $  227,875         $  272,572
  Interest on long-term debt.......         137,849            226,584
  Portion of rents
    representative of the
    interest factor (1/3) of
    rental expenses................           6,424             13,561
                                         ----------         ----------
         Fixed charges.............      $  372,148         $  512,717

Ratio of earnings to fixed
  charges..........................            2.19x              2.48x

(B) Including interest on
  deposits:
Adjusted earnings from (A)
 above............................      $   813,606         $1,273,837
Add interest on deposits..........          369,842            539,232
                                         ----------         ----------
Earnings as adjusted..............      $ 1,183,448         $1,813,069

Fixed charges:
  Fixed charges from (A) above.....     $   372,148            512,717
  Interest on deposits.............         369,842            539,232
                                         ----------         ----------
Adjusted fixed charges.............     $   741,990         $1,051,949

Adjusted earnings to adjusted
  fixed charges....................            1.59x              1.72x


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